Exhibit 99.1

China TransInfo Announces Unaudited Preliminary Results for Fiscal Year 2009,
Anticipates Growth Momentum to Continue Into 2010

BEIJING, Feb. 8 -- China TransInfo Technology Corp., (Nasdaq GM: CTFO), ("China TransInfo" or the "Company"), a leading provider of public transportation information systems technology and comprehensive solutions in the People's Republic of China ("PRC") today announced unaudited preliminary results for the year ended December 31, 2009.

For fiscal year 2009, China TransInfo expects to report revenue increased approximately 87% to $55.0 million from $29.4 million in fiscal year 2008. In addition, the Company anticipates reporting net income for fiscal year 2009 between $13.3 million and $13.5 million, excluding amortizations of intangible assets from acquisitions and non-cash share-based compensation.

"Considering the solid execution of our business development plan in 2009, we achieved significant growth in the past year," commented Mr. Shudong Xia, Chief Executive Officer of China TransInfo. "As China leverages its RMB 5 trillion (USD $732.3 billion) investment budget from the Ministry of Transportation to reach its long term goal of building an 85,000 kilometer nationwide highway by 2020, we remain confident that our growth momentum will continue in 2010 and beyond. We believe that China TransInfo's industry leading technology will enable us to further solidify our competitive advantages in our key markets."

About China TransInfo

China TransInfo, through its affiliate, China TransInfo Technology Group Co., Ltd., (the "Group Company") and the Group Company's PRC operating subsidiaries, is primarily focused on providing transportation information services and comprehensive solutions based on GIS technologies. The Company aims to become the largest transportation information products and comprehensive solutions provider, as well as the largest real time transportation information platform operator and provider in China. In addition, the Company is developing its transportation system to include Electronic Toll Collection (ETC) technology. As the co-formulator of several transportation technology national standards, the Company owns software copyrights for 88 software products and has won 5 of the 10 model cases sponsored by the PRC Ministry of Communications. The Company's affiliation with Peking University provides the Company access to the University's GeoGIS Research Laboratory, including over 30 Ph.D. researchers. As a result, the Company is playing a key role in setting the standards for electronic transportation information solutions. For more information, please visit the Company's website at http://www.chinatransinfo.com .

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements". All statements other than statements of historical fact included herein are "forward-looking statements". These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov ). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

Company Contact:
Ms. Fan Zhou, Investor Relations Director
China TransInfo Technology Corp.
Tel: +86-10-5169-1657
Email: ir@ctfo.com

Investor Relations Contact:
Mr. Shaun Smolarz, Financial Writer
Tel: +1-646-701-7444
Email: shaun.smolarz@ccgir.com

Mr. Crocker Coulson, President
Email: crocker.coulson@ccgir.com
Tel: +1-646-213-1915
CCG Investor Relations
Web: http://www.ccgirasia.com